Exhibit 99.1

crackle U.S.

(A Business of Sony Pictures Entertainment)

Carve-Out Financial Statements
March 31, 2019 and 2018

(With Report of Independent Auditors Thereon)

Crackle U.s.

(A Business of Sony Pictures Entertainment)

Carve-Out Financial Statements

Report of Independent Auditors

To the Management of Crackle U.S. (a business of Sony Pictures Entertainment)

We have audited the accompanying financial statements of Crackle U.S. (a business of Sony Pictures Entertainment), which comprise the balance sheets as of March 31, 2019 and March 31, 2018, and the related statements of operations, of changes in net parent investment, and of cash flows for the years then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crackle U.S. (a business of Sony Pictures Entertainment) as of March 31, 2019 and March 31, 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 30, 2019

2

Crackle U.S.

(A Business of Sony Pictures Entertainment)

Carve-Out Balance Sheets

		March 31,	March 31,
	Notes	2019	2018
Assets
Current assets:
Accounts receivable net of allowance for doubtful accounts of $496,122 and $410,114, respectively		$17,086,178	$24,189,939
Current programming rights, net		2,516,101	1,896,679
Prepaid expenses and other current assets		1,562,767	207,075
Total current assets		21,165,046	26,293,693
Non-current programming rights		8,500,120	4,405,324
Equipment, net	3	8,687	24,298
Goodwill, net	5	49,017,709	57,817,709
Total assets		$78,691,562	$88,541,024

Liabilities and Net Parent investment
Current liabilities:
Accounts payable		$1,335,957	$1,383,558
Due to related parties	10	15,730,915	18,252,344
Representation fees payable		1,018,603	-
Accrued expenses	6	7,547,653	10,144,358
Current programming obligations		670,907	1,412,843
Total current liabilities		26,304,035	31,193,103
Non-current programming obligations		502,500	-
Total liabilities		26,806,535	31,193,103
Commitments and contingencies	9
Net Parent investment		51,885,027	57,347,921
Total Net Parent investment		51,885,027	57,347,921
Total liabilities and Net Parent investment		$78,691,562	$88,541,024

The accompanying notes are an integral part of these Carve-Out Financial Statements.

3

Crackle U.S.

(A Business of Sony Pictures Entertainment)

Carve-Out Statements of Operations

		Years ended March 31,
	Notes	2019	2018
Revenues	3, 4
Direct advertisement		$20,516,085	$29,717,107
Reseller advertisement		14,503,685	12,636,509
Advertisement representation		28,451,842	47,291,738
Other		2,312,696	143,350
Total revenues		65,784,308	89,788,704
Cost of sales		65,558,710	76,837,932
Gross profit		225,598	12,950,772
Operating expenses
Selling, general and administrative	2	44,357,634	56,308,419
Goodwill impairment	5	8,800,000	-
Total operating expenses		53,157,634	56,308,419
Operating loss		(52,932,036)	(43,357,647)
Loss before income taxes		(52,932,036)	(43,357,647)
Income tax (provision) benefit	8	-	-
Net loss		$(52,932,036)	$(43,357,647)

The accompanying notes are an integral part of these Carve-Out Financial Statements.

4

Crackle u.s.

(A Business of Sony Pictures Entertainment)

Carve-Out Statements of Changes in Net Parent Investment

Total Net Parent Investment
Balance as of March 31, 2017	$58,913,158
Net loss	(43,357,647)
Net transfers from Parent	41,792,410
Balance as of March 31, 2018	57,347,921
Net loss	(52,932,036)
Net transfers from Parent	47,469,142
Balance as of March 31, 2019	$51,885,027

The accompanying notes are an integral part of these Carve-Out Financial Statements.

5

crackle u.s.

(A Business of Sony Pictures Entertainment)

Carve-Out Statements of Cash Flows

	Years ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(52,932,036)	$(43,357,647)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	17,755,225	15,189,901
Goodwill impairment	8,800,000	-
Provisions for bad debt	96,671	605,798
Changes in operating assets and liabilities:
(Increases) decreases in:
Accounts receivable, net	7,007,090	(6,678,836)
Current programming rights, net	(18,346,007)	(13,031,256)
Prepaid expenses and other current assets	(1,355,692)	179,261
Non-current programming rights	(4,094,796)	(256,249)
Increases (decreases) in:
Accounts payable	(47,601)	861,231
Due to related parties	(2,521,429)	2,052,936
Representation fees payable	1,018,603	-
Accrued expenses	(2,596,705)	1,229,608
Current programming obligations	(741,936)	1,412,843
Non-current programming obligations	502,500	-
Net cash used in operating activities	(47,456,113)	(41,792,410)

Investing activities:
Capital expenditures	(13,029)	-
Net cash used in investing activities	(13,029)	-

Financing activities:
Net transfers from Parent	47,469,142	41,792,410
Net cash provided by financing activities	47,469,142	41,792,410

Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	-	-

The accompanying notes are an integral part of these Carve-Out Financial Statements.

6

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

Notes to Carve-Out Financial Statements

(1)	Nature of operations and background

Crackle U.S. (the “Company”) is an advertiser-supported video on demand (“AVOD”) business based in Culver City, California. The Company allows its users to view premium video content, such as TV shows and feature films, through its online platform across a variety of internet-connected digital devices including mobile, tablet, smart TV, desktop and console. Users have unlimited access to stream content from the Company’s content library without a subscription or usage fee. The Company primarily generates revenues from placing advertisements on its platform through direct and reseller channels, and on behalf of its advertisement representation partners.

The Company commenced operations in 2004 as an online video company called Grouper Networks Inc (“Grouper”). In August 2006, Grouper was acquired by CPE Holdings, Inc. (“CPEH”), a Delaware corporation and subsidiary of Sony Pictures Entertainment Inc. (the “Parent” or “SPE”), in an all cash transaction. The business was then rebranded and commenced operations as a wholly owned subsidiary called Crackle, Inc. (the “Subsidiary”).

On March 27, 2019, Chicken Soup for the Soul Entertainment, Inc. (“CSSE”), a media company headquartered in Connecticut, CPEH, and the Subsidiary entered into a definitive agreement (the “Contribution Agreement”) to form a joint venture entity (the “Transaction”). The newly formed joint venture is operating as a Delaware limited liability company called Crackle Plus, LLC (“Crackle Plus”).

Pursuant to the Contribution Agreement, the Subsidiary and its affiliates contributed certain U.S. and Canadian assets and liabilities of the Company to the joint venture in exchange for equity interests in CSSE and Crackle Plus. Upon consummation, the Subsidiary received 37,000 units of preferred equity and 1,000 units of common equity of Crackle Plus. During the six month period following the first anniversary of the consummation of the Transaction (the “Exercise Period”), the Subsidiary has the right to convert all of its preferred units in Crackle Plus into a number of common units that, when added to the common units in Crackle Plus then held by the Subsidiary, will provide the Subsidiary with a 49% ownership interest in Crackle Plus on a fully diluted basis (the “Conversion Right”). In lieu of exercising the Conversion Right, during the Exercise Period, the Subsidiary has the right to require CSSE to purchase all of the Subsidiary’s interest in Crackle Plus through the issuance of CSSE’s 9.75% Series A Perpetual Preferred Shares (“CSSE Preferred Shares”) or, at CSSE’s election, an amount of cash based on the number of CSSE Preferred Shares that would have been issued using a price per share of $25. Further, CPEH received warrants to purchase (a) 800,000 shares of the Class A common stock of CSSE at an exercise price of $8.13 per share, (b) warrants to purchase 1,200,000 shares of the Class A common stock of CSSE at an exercise price of $9.67 per share, (c) warrants to purchase 380,000 shares of the Class A common stock of CSSE at an exercise price of $11.61 per share, and (d) warrants to purchase 1,620,000 shares of the Class A common stock of CSSE at an exercise price of $11.61 per share (collectively, the “Transaction Consideration”).

The Transaction was consummated on May 14, 2019 (“Closing”). Upon Closing, the Company and CSSE entered into an amended and restated operating agreement (the “JV Operating Agreement”).

7

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

(2)	Basis of presentation

The Carve-Out Financial Statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Throughout the periods covered by the Carve-Out Financial Statements, the Company did not operate as a separate stand-alone entity but, rather as a business of the Parent. Consequently, stand-alone financial statements were not historically prepared for the Company. The Carve-Out Financial Statements have been prepared in connection with the Transaction, and are derived from the accounting records of the Parent using the historical results of operations and the historical bases of assets and liabilities of the Company, adjusted as necessary to conform to U.S. GAAP. The Carve-Out Financial Statements present the assets, liabilities, revenues, and expenses directly attributed to the Company as well as certain allocations from the Parent. Intercompany balances and transactions between the Company and the Parent have been presented in Net Parent investment within the Carve-Out Balance Sheets. The Parent’s debt and the related interest expense have not been allocated and reflected within the Carve-Out Financial Statements as the Company is not the legal obligor of the debt and the Parent’s borrowings were not directly attributable to the Company’s business. The Carve-Out Financial Statements may, therefore, not reflect the results of operations, financial position or cash flows that would have resulted had the Company been operated as a separate entity.

Cash management

Cash is not included within the Carve-Out Balance Sheets as the Company historically received funding to cover any shortfalls on operating cash requirements through a centralized treasury function of the Parent. Given the Company became a part of a newly formed joint venture on May 14, 2019, the Parent no longer has a controlling financial interest in the Company and therefore, financial support is no longer needed from Parent.

Net Parent investment

As the Carve-Out Financial Statements are derived from the historical records of the Parent, the historical equity accounts are eliminated and Net Parent investment is presented in lieu of shareholders’ equity on the Carve-Out Balance Sheets. The primary components of the Net Parent investment are intercompany balances other than related party payables and the allocation of shared costs.

Cost allocation and attribution

The Carve-Out Statements of Operations include all costs directly attributable to the Company, as well as costs for certain functions and services used by the Company that have been allocated from the Parent and affiliates. Costs were allocated to the financial statements for certain operating, selling, governance and corporate functions such as direct labor, overhead, sales and marketing, administration, legal and information technology. The costs for these services and support functions were allocated to the Company using either specific identification or a pro-rata allocation using revenues or other drivers. Management believes the methodology for cost allocations is a reasonable reflection of common expenses incurred by the Parent and affiliates on the Company’s behalf.

For the fiscal year ended March 31, 2019, the Company had $19,155,271 of total allocated and directly attributable costs, of which $5,564,052 were included in Cost of sales and $13,591,219 in Selling, general and administrative within the Carve-Out Statements of Operations.

8

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

For the fiscal year ended March 31, 2018, the Company had $18,618,648 of total allocated and directly attributable costs, of which $4,889,616 were included in Cost of sales and $13,729,032 in Selling, general and administrative within the Carve-Out Statements of Operations.

(3)	Summary of significant accounting policies

a)	Use of estimates

The Carve-Out Financial Statements have been prepared in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Carve-Out Balance Sheets and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions include those used in determining the fair value of the Company for goodwill impairment, revenue recognition, allowance for doubtful accounts, programming rights and obligations, valuation of deferred tax assets, and corporate allocations. Actual results may differ from those estimates.

b)	Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from contracts with Customers, which superseded the previous revenue recognition requirements. The new guidance, along with related amendments, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company elected to early adopt the new revenue recognition standard on April 1, 2017 using the modified retrospective approach to all contracts at the date of adoption. Management performed an assessment and determined that the cumulative effect of adopting this standard was not material to the Carve-Out Financial Statements.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment, which simplified the analysis for goodwill impairment. This ASU eliminated the second step from the goodwill impairment test. Instead, an entity performs its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognizes an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The Company elected to early adopt this ASU beginning March 31, 2017 and eliminated Step 2 from the goodwill impairment tests performed starting fiscal year 2017.

In February 2016, the FASB issued ASU 2016-02, Leases, which amended the previous leasing guidance. The new guidance, along with related amendments, requires substantially all leases to be recognized on the balance sheet. This ASU will be effective for the Company beginning April 1, 2020, and early adoption is permitted. The Company is currently evaluating the potential impact of adopting this standard.

In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, which updates the guidance for the capitalization of film costs associated with episodic television series, requires the use of fair value rather than net realizable value when determining potential impairments of broadcasting rights, and modifies the presentation and disclosure requirements for films and broadcasting rights. In addition, upon capitalization of film costs entities are required to determine qualitatively whether the predominant monetization strategy is on a title-by-title basis or together with other films and/or broadcast rights as part of a film group, such as in the case of a release of a film as part of a library of content on a streaming service. In the case of a film group, impairments are evaluated at the overall film group level rather than the individual title level. This ASU will be for the Company beginning April 1, 2020. The Company is currently evaluating the potential impact of adopting this standard.

9

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

c)	Revenue recognition

Revenues are recognized when control of the promised services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company primarily generates revenues through the following advertising arrangements.

•	Direct advertisement revenues are generated from arrangements whereby ad inventory on its AVOD platform are primarily sold directly to ad agencies representing an advertiser. The Company earns revenues on a cost-per-mille basis (“CPM basis”) as ad impressions are run on the inventory sold to ad agencies. The Company considers the ad agency to be its customer in these transactions and revenue is presented as the gross receipts from the agencies.

•	Reseller advertisement revenues are generated through the sale of ad inventory on the AVOD platform to non-exclusive resellers. The Company earns revenues on a CPM basis as ad impressions are run on the ad inventory made available to resellers. The Company has determined that the resellers generally control the ad inventory prior to its transfer to the end advertiser, as evidenced by their ability to select their own customers and establish pricing through separately executed contracts to which the Company lacks visibility. Accordingly, the Company considers the reseller to be the customer in these transactions and revenue is presented as the gross receipts from the resellers.

•	Advertisement representation revenues are generated by selling ad inventory on behalf of affiliated and third party over-the-top platforms (collectively, "Ad Rep Partners"). The Company earns revenues as placed advertisements are run on the available ad inventory of its Ad Rep Partners. The Company collects on an invoice and remits a portion due to the Ad Rep Partners derived as a percentage of the total consideration invoiced, measured on a CPM basis, to the end advertiser. While the Company sells ad inventory on behalf of the Ad Rep Partner platforms, the Company has determined that it acts as the principal in the arrangement as it controls the ad inventory prior to its transfer to the end advertiser. Control is evidenced through the Company’s ability to choose the advertiser, the ultimate responsibility to fulfill the ad inventory and ability to set pricing. Accordingly, advertising representation revenues are presented as the gross receipts from advertisers and the amount remitted to the Ad Rep Partners are recorded as cost of sales. In addition, in the fiscal year ended March 31, 2019 an advertising representation arrangement with an affiliated platform was terminated, and the Company received consideration for certain ongoing and future advertisements for which the affiliated platform became the principal. The consideration received from the affiliated platform under the terminated arrangement is presented in Other Revenues. Refer to Note 10, Related party transactions for additional information related to the affiliated Ad Rep Partners.

Contracts with customers are generally evidenced through the combination of a master agreement and an insertion order (“IO”). Advertising revenues are recognized over time as a single performance obligation as a series as the ad impressions are delivered per the IO. Contracts with customers are generally short term in nature and billing generally occurs on a monthly basis as monthly activity is reported. Customers are generally billed in arrears with payment due in 30 days.

10

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

d)	Accounts receivable

Accounts receivable is recorded at the invoiced amount and do not bear interest. The Company monitors the collection of receivables and maintains an allowance for doubtful accounts based upon the aging of such receivables and specific collection issues that may be identified. When receivables are deemed to be uncollectible, amounts are written off to bad debt expense.

e)	Equipment

Equipment is stated at cost less accumulated depreciation. Equipment is depreciated on the straight-line method over an estimated useful life of 3 years. Maintenance and repairs are expensed as incurred.

f)	Goodwill

Goodwill represents the excess of the purchase price over the fair value assigned to assets acquired and liabilities assumed in a business acquisition. Goodwill is tested for impairment on an annual basis, and between annual tests if an event occurs and circumstances change that will more likely than not reduce the fair value of the goodwill below its carrying value. The Company has a single reporting unit, and tests goodwill based on a comparison of the estimated fair value of the reporting unit with the carrying amount for the reporting unit. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss is recognized. The Company uses valuation models with significant unobservable inputs and assumptions to determine the current fair value of its reporting unit.

g)	Programming rights and obligations

Programming rights acquired under license agreements are recorded as an asset and a corresponding liability upon commencement of the license period. The programming rights are presented at the lower of unamortized cost or estimated net realizable value on a program by program basis, and amortized over the license period using a straight line method beginning with the first month of availability. Programming rights expected to be amortized within one year are classified as current within the Carve-Out Balance Sheets. The amortization expense is included in Cost of sales within the Carve-Out Statements of Operations.

Programming obligations represent the gross commitment amounts to be paid to program suppliers over the life of the contracts. Payments for programming obligations, which are due within one year, are classified as current within the Carve-Out Balance Sheets.

11

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

h)	Fair value measurements

Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. The framework for measuring fair value provides a hierarchy that gives the highest priority to observable inputs that reflect market data obtained from independent sources and the lowest priority to unobservable inputs that represent market assumptions.

The three levels of the fair value hierarchy are as follows:

•	Level 1: unadjusted quoted prices that are available in active markets for the identical assets or liabilities.

•	Level 2: other observable inputs available at the measurement date, other than quoted prices included in Level 1.

•	Level 3: significant unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment.

The fair value of the Company’s financial instruments including accounts receivable, prepaid expenses, accounts payable and accrued expenses as of March 31, 2019 and 2018, approximated their carrying value due to the relative short-term nature of these instruments.

i)	Cost of sales

Costs classified as cost of sales relate to the advertisement representation fees earned by the Ad Rep Partners and costs of maintaining the AVOD platform, and include items such as hosting bandwidth costs, website traffic report costs, royalty fees, and music costs. Cost of sales also includes content license fees payable to an affiliate and the amortization expense associated with programming rights.

j)	Selling, general and administrative

Costs classified as Selling, general and administrative expenses relate to promoting and selling products and include items such as advertising, marketing expenses, officers’ salaries and personnel expenses.

k)	Advertising

Advertising costs are expensed as incurred. Advertising expense are included within Selling, general and administrative expenses and amounted to $12,439,685 and $24,501,864 for the fiscal years ended March 31, 2019 and 2018, respectively.

l)	Income taxes

The Company’s operations have historically been included in Parent’s combined U.S. income tax returns. Income tax expense included in the financial statements has been calculated following the separate return method, as if the Company was a stand-alone enterprise and a separate taxpayer for the periods presented. The calculation of income taxes on a separate return basis requires considerable judgment and the use of both estimates and allocations that affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenues and expenses. As a result, the Company’s deferred income tax rate and deferred tax balances may differ from those in Parent’s historical results.

12

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

The provision for income taxes is determined using the asset and liability approach. Deferred taxes represent the future tax consequences expected when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between financial statement and tax bases of the Company’s assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. In evaluating the Company’s ability to recover our deferred tax assets within the jurisdiction from which they arise, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and results of operations. Any tax carryforwards reflected in the financial statements have also been determined using the separate return method. Tax carryforwards include net operating losses.

The complexity of tax regulations requires assessments of uncertainties in estimating taxes the Company will ultimately pay. The Company recognizes liabilities for anticipated tax audit uncertainties based on its estimate of whether, and the extent to which additional taxes would be due on a separate return basis. Tax liabilities are presented net of any related tax loss carryforwards.

(4)	Revenues

Contract balances

Contract assets are rights to consideration in exchange for goods or services that the entity has transferred to a customer when that right is conditional on something other than the passage of time. Receivables represent an unconditional right to consideration. Contract liabilities arise when consideration is received in advance of providing the goods or services promised in the contract.

The Company generally invoices customers in arrears on a monthly basis in accordance with the number of advertisements placed or impressions delivered during the month. The Company generally invoices customers when the right to consideration becomes unconditional, and as such, the only contract balances the Company recognizes are accounts receivable as presented on the Carve-Out Balance Sheets.

Remaining performance obligations

The Company has elected to use the practical expedient under the relevant accounting guidance to omit disclosure of remaining (or partially unsatisfied) performance obligations as the related contracts have an original expected duration of one year or less.

Contract costs

The Company has elected to use the practical expedient under the relevant accounting guidance to expense sales commissions as incurred because the amortization period is generally one year or less. These commission costs are recorded within Selling, general and administrative expenses.

13

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

(5)	Goodwill, net

Goodwill, net is as follows:

Balance as of March 31, 2017	$57,817,709
Accumulated impairment losses	-
Additional goodwill recognized	-
Impairment losses recognized during the period	-
Balance as of March 31, 2018	57,817,709
Accumulated impairment losses	-
Additional goodwill recognized	-
Impairment losses recognized during the period	(8,800,000)
Balance as of March 31, 2019	$49,017,709

Goodwill impairment analysis

As of March 31, 2018, the Company performed its goodwill impairment analysis, which indicated that the estimated fair value of the reporting unit exceeded its carrying value. Therefore, no impairment charge was recorded.

The third quarter of the fiscal year ended March 31, 2019 saw a continued challenging market environment in which the Company operates. The Company’s operating underperformance versus management expectations in the third quarter, with an expectation that such trends may continue into the fourth quarter, led management to reconsider the Company’s operating model. Concurrently, management opened an exploratory sale process to gauge market interest in the Company. Bids received during this process were lower than management’s fair value expectations. The Company concluded that these factors represented triggering events which required the Company to test its goodwill for impairment. The market-based valuation model used in the test utilized multiples ranging from 0.5x to 1.25x, depending on the source of the Company’s revenues for the nine months ended December 31, 2018 and the forecast through March 31, 2019. The inputs and assumptions utilized in the goodwill impairment analysis for the nine months ended December 31, 2018 are classified as Level 3 inputs in the fair value hierarchy. As a result of the impairment test, the Company recorded a goodwill impairment loss of $4,700,000 during the third quarter ended December 31, 2018.

The Company performed its annual goodwill impairment analysis as of March 31, 2019. The Company’s determination of the estimated fair value of the reporting unit for the goodwill impairment analyses during the fiscal year ended March 31, 2019 was based on the Transaction Consideration. The Company believes that this approach is the most reliable indication of fair value as it utilizes the price for the Transaction ultimately entered into during the fourth quarter of the fiscal year ended March 31, 2019. This measurement is based on both significant observable inputs classified as Level 1 and unobservable inputs classified as Level 3. The significant inputs and assumptions are as follows:

•	The fair value of the CSSE Preferred Shares was determined using the measurement date close price from a public stock exchange.

14

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

•	The fair value of the warrants was determined using the Black-Scholes option valuation model. The risk free rate was 2.53% and the expected volatility of the underlying stock price was 30%.

As a result of the goodwill impairment test as of March 31, 2019, the Company recorded an additional impairment loss of $4,100,000 for a total goodwill impairment loss for the fiscal year ended March 31, 2019 of $8,800,000.

(6)	Accrued expenses

Accrued expenses consist of the following:

	March 31,
	2019	2018
Accrued expenses	$4,191,641	$4,637,744
Accrued marketing expenses	1,136,511	3,527,745
Accrued bonuses	1,930,179	1,518,641
Other	289,322	460,228
Total accrued expenses	$7,547,653	$10,144,358

(7)	Restructuring charges

As part of its effort to improve the performance of the AVOD business, the Company has undertaken a number of restructuring initiatives. The restructuring activities are generally short term in nature and are generally completed within one year of initiation.

The Company has undergone a headcount reduction program to further reduce operating costs primarily in an effort to improve its performance. These activities resulted in restructuring charges primarily consisting of severance payments totaling $642,320 and $75,090 for the fiscal years ended March 31, 2019 and 2018, respectively.

The accrued employee termination benefits costs in the table below are included in Accrued expenses within the Carve-Out Balance Sheets and the corresponding expenses are included in Selling, general and administrative within the Carve-Out Statements of Operations.

Employee termination benefits
Accrual Balance as of March 31, 2017	$-
Restructuring charges	75,090
Payments	(5,090)
Accrual Balance as of March 31, 2018	70,000
Restructuring charges	642,320
Payments	(712,320)
Accrual Balance as of March 31, 2019	$-

15

crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

(8)	Income tax

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“TCJA”), which made substantial changes to corporate income tax laws. Among the key provisions are a U.S. corporate tax rate reduction from 35% to 21% effective for tax years beginning January 1, 2018; an acceleration of expensing for certain business assets; a one-time transition tax on the deemed repatriation of cumulative earnings from foreign subsidiaries; and changes to U.S. taxation of foreign earnings from a worldwide to a territorial tax system effective for tax years beginning January 1, 2018. As of March 31, 2019, the Company has recognized the effects of TCJA in the Carve-Out Financial Statements.

During 2017, the Company recorded a tax benefit of $24 million as a result of the remeasurement of deferred tax assets and liabilities and other provisions of U.S. tax reform. This was offset by a tax expense of $24 million for the valuation allowance recorded against the net change in deferred tax assets as a result of tax reform.

The components of loss from continuing operations before income taxes for the periods were as follows (in thousands):

	Fiscal Year Ended March 31,
	2019	2018
Domestic	$(52,932)	$(43,358)
Foreign	-	-
Total loss from continuing operations before income taxes	$(52,932)	$(43,358)

The principal items of the U.S. and foreign net deferred tax assets and liabilities are as follows (in thousands):

	Fiscal Year Ended March 31,
	2019	2018
Deferred tax assets:
Net operating losses	$68,028	$55,981
Amortization	9	20
Accrued expenses	543	425
Allowance for doubtful accounts and other reserves	139	115
Less: valuation allowance	(68,716)	(56,534)
Total deferred tax assets	3	7
Deferred tax liabilities:
Depreciation	(3)	(7)
Total deferred tax liabilities	$(3)	$(7)
Net deferred tax asset (liability)	$-	$-

As of March 31, 2019, the Company had U.S. federal net operating loss carry forwards ("Federal NOL") of approximately $243 million, which generated a deferred tax asset of $51 million. Losses generated during the fiscal year ended March 31, 2019 have indefinite lives but may only offset 80% of taxable income. Currently, the Company records a valuation allowance on its U.S. federal tax loss carry forwards as it is more likely than not that the Federal NOL carry forwards will not be utilized in the future. As of March 31, 2019, the Company had state net operating loss carry forwards ("State NOL") which generated a deferred tax asset of $17 million, offset with a valuation allowance as it is more likely than not that the State NOL carry forwards will not be utilized in the future. In addition, the Company recorded an additional valuation allowance of $0.7 million against its remaining federal and state deferred tax assets.

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crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

As of March 31, 2018, the Company had U.S. Federal NOL carry forwards of approximately $200 million, which generated a deferred tax asset of $42 million. Currently, the Company records a valuation allowance on its U.S. federal tax loss carry forwards as it is more likely than not that the Federal NOL carry forwards will not be utilized in the future. As of March 31, 2018, the Company had State NOL carry forwards which generated a deferred tax asset of $14 million, offset with a valuation allowance as it is more likely than not that the State NOL carry forwards will not be utilized in the future. In addition, the Company recorded an additional valuation allowance of $0.6 million against its remaining federal and state deferred tax assets.

The net operating losses discussed and included in the table above are applicable for the Carve-Out Financial Statements, and do not reflect the actual net operating losses available for future use. These net operating losses were utilized by the Company’s Parent in its consolidated return, and as such, would not exist for the Company’s future use.

In determining valuation allowances, an assessment of positive and negative evidence was performed regarding realization of the net deferred tax assets. This assessment included the evaluation of cumulative earnings and losses in recent years, scheduled reversals of net deferred tax liabilities, the availability of carry forwards and the remaining period of the respective carry forward, future taxable income and any applicable tax-planning strategies that are available.

The significant items in the reconciliation of the statutory and effective income tax rates consisted of the following:

	Fiscal Year Ended March 31,
	2019	2018
Statutory federal income tax expense (benefit) rate	21.0%	31.5%
State and local income tax expense, net of federal income tax effect	5.7%	6.1%
Domestic permanent differences	-3.7%	-0.3%
Tax Reform	0.0%	-56.3%
Valuation allowance	-23.0%	19.0%
Effective income tax expense (benefit)	0.0%	0.0%

For the fiscal years ended March 31, 2019 and 2018, the Company did not record any tax benefit (expense). This is as a result of the Company recording a valuation allowance against its net deferred tax assets.

As of March 31, 2019 and 2018, there were no unrecognized tax benefits.

(9)	Commitments and contingencies

Programming obligations

The Company enters into long-term contracts for programming content that cover various periods up to 5 years.

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crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

Programming obligations are recognized when the license period begins and the content is available for showing. At March 31, 2019 and 2018, $3,850,243 and $3,675,093 of programming obligations met the recognition criteria, respectively.

As of March 31, 2019, $6,746,725 of obligations are not reflected within the Carve-Out Balance Sheets as they did not yet meet the criteria for recognition. The following is a schedule of future contractual obligations under the Company’s programming obligations as of March 31, 2019:

Years ending March 31,	Future Contractual Obligations
2020	$3,147,500
2021	1,354,225
2022	1,020,000
2023	525,000
2024	700,000
Total	$6,746,725

Litigation and other claims

From time to time, the Company may be subject to certain litigation and other claims that arise in the ordinary course of business. Pending settlements and final judgments that are considered probable of being rendered against the Company and that can be reasonably estimated are accrued. At March 31, 2019, there are no pending legal matters that would have a material adverse effect on the financial position, results of operations or cash flows.

(10)	Related party transactions

In the normal course of business, the Company enters into transactions with related parties. Related parties include entities that share common control or management. The outstanding related party balances presented within the Carve-Out Balance Sheets will be settled following the consummation of the Transaction.

Due to related parties

The Company’s due to related parties’ balances are comprised of the following:

	March 31, 2019	March 31, 2018
Participation payable	$12,970,955	$15,595,412
Programming Obligations	2,676,836	2,262,250
Other	83,124	394,682
Total	$15,730,915	$18,252,344

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crackle u.s.

(A Business of Sony Pictures Entertainment)

Notes to Carve-Out Financial Statements

Participation payable – The revenues earned from the transactions with Sony Interactive and Funimation (collectively the “Sony affiliates”), arise through advertisement sales representation arrangements whereby the Company sells advertisement on behalf of the Sony affiliates. Revenue is recognized as the gross receipts, and the amounts due to the Sony affiliates are recorded as cost of sales in the corresponding period of the revenue recognized. For the fiscal years ended March 31, 2019 and 2018, the gross revenues earned through the ad representation transactions were $28,451,842 and $47,291,738 and the corresponding payable to the Sony affiliates were $22,493,983 and $35,144,108, respectively. For the fiscal year ended March 31, 2019, the consideration received under the terminated advertising representation arrangement included within Other Revenues was $2,027,234.

Programming obligations – Content license fees for the right to use programming owned or developed by Parent are included in this balance.

Other – The fees to place the Crackle application on different Sony affiliated platforms such as Playstation and Sony TV are included in this balance.

Content licensing fees with SPE affiliate

The Company has a revenue share arrangement for content and services acquired from an affiliate. Under this arrangement, the Company has agreed to remit a percentage of the ad revenues generated from advertisements placed during content produced by the affiliate. Revenue is recognized as the gross receipts and the amounts due to the SPE affiliates are recorded as cost of sales in the corresponding period of the revenue recognized.

For the fiscal years ended March 31, 2019 and 2018, the gross revenues earned under this licensing arrangement were $9,839,487 and $6,859,360, respectively, and the portion of the ad revenues to remit to the affiliate were $5,903,692 and $4,115,616, respectively.

(11)	Subsequent events

The Company has evaluated subsequent events through July 30, 2019, the date these financial statements were available for issuance, for disclosure or recognition within the Carve-Out Financial Statements as appropriate.

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